FOR IMMEDIATE RELEASE

VCG HOLDING CORP. PROVIDES UPDATE ON SPECIAL COMMITTEE

•	Special Committee retains North Point Advisors LLC as financial advisor

•	Special Committee retains Davis Graham & Stubbs LLP as legal counsel

Denver, CO – November 24, 2009 — VCG Holding Corp. (NasdaqGM: VCGH), a growing and leading consolidator and operator of adult nightclubs, announced that the Special Committee has retained the Denver law firm, Davis Graham & Stubbs LLP to serve as their legal counsel. Subsequent to the hiring of legal counsel, the Special Committee also retained the San Francisco based firm of North Point Advisors LLC to serve as its financial advisor. In this capacity, North Point will assist the Special Committee in evaluating the outstanding acquisition proposal and to consider other alternatives.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

Forward Looking Statement

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp. Troy Lowrie Chief Executive Officer (303) 934-2424 TLowrie@VCGH.com	- or-	The Equity Group Inc. Devin Sullivan Senior Vice President (212) 836-9608 DSullivan@equityny.com

Courtney Cowgill Chief Financial Officer (303) 934-2424 CCowgill@VCGH.com		Gerrard Lobo Senior Account Executive (212) 836-9610 GLobo@equityny.com